ADDENDUM NO. 1 TO
SEPARATION AND DISTRIBUTION AGREEMENT
BY AND BETWEEN
BOLLENTE COMPANIES INC.
AND
NUVOLA, INC.

This addendum to Separation and Distribution Agreement (the "Addendum") is executed on this 9th day of October, 2014, by and between Bollente Companies Inc. (“BOLC”) and Nuvola, Inc. (“Nuvola”); hereinafter collectively the Parties, for purposes of amending and modifying the Separation and Distribution Agreement executed by and between BOLC and Nuvola on August 25, 2014.

WHEREAS, on August 25, 2014 the Parties entered into a Separation and Distribution Agreement wherein, pursuant to subparagraph 1.21 the Record Date means the close of business on June 30, 2014 as determined by the BOLC Board of Directors as the record date for determining stockholders of BOLC entitled to receive shares of Nuvola Common Stock in the Distribution.

WHEREAS, the Parties were required and failed to notify FINRA of the spin-off at least 10 days prior to the Record Date.

WHEREAS, the Parties have determined to extend the Record Date to October 20, 2014 in order to give FINRA 10 days notice of the corporate action pursuant to Rule 10b-17 of the Securities Exchange Act.

NOW, THEREFORE, for and in consideration of the forgoing, and of the mutual covenants, agreements, undertakings, representation and warranties contained herein, the parties hereto agree as follows:

1. The Record Date as described on Subparagraph 1.21 is hereby extended to October 20, 2014.

2. Other than as specifically provided in this Addendum No. 1, all other provisions of the Separation and Distribution Agreement shall remain in full force and effect, the Separation and Distribution Agreement as amended by this Addendum No. 1 constituting the sole and entire agreement between the parties as to the matters contained herein, and superseding any and all conversations, letters and other communications which may have been disseminated by the parties relating to the subject matter hereof, all of which are void and of no effect.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

[Signature Page Follows]

IN WITNESS WHEROF, the undersigned have executed this Agreement as of the 9th day of October 2014.

BOLLENTE COMPANIES INC.:	NUVOLA, INC.:

By: Robertson J. Orr	By: /S/ Jeffery I. Rassás
Name: Robertson J. Orr Title: President	Name: Jeffery I. Rassás Title: President